Exhibit 99.1
                                                                  ------------

                      COUNTRYWIDE HOME LOANS SERVICING LP

                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER

                                  CWALT, INC.
                       ALTERNATIVE LOAN TRUST 2004-26T1
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-26T1

     The undersigned do hereby certify that they are each an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (a "Master Servicer"), and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

(i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

(ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.

/s/ Craig Baingo                       Dated: March 29, 2006
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CRAIG BAINGO
EXECUTIVE VICE PRESIDENT


/s/ Kevin Meyers                       Dated: March 29, 2006
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KEVIN MEYERS
MANAGING DIRECTOR, CHIEF FINANCIAL
OFFICER, LOAN ADMINISTRATION